UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2017

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35462 (Commission File Number)	26-4532998 (IRS Employer Identification No.)

8500 Governor’s Hill Drive Symmes Township, Ohio 45249 (Address of principal executive offices, including zip code)

(513) 900-5250 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
Vantiv, Inc. (“Vantiv”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 2, 2017. At the Annual Meeting, Vantiv stockholders voted on and approved three proposals, each of which is described in more detail in Vantiv’s definitive proxy statement dated March 15, 2017. Present at the Annual Meeting in person or by proxy were holders of shares of Class A common stock representing 148,373,257 votes and holders of shares of Class B common stock representing 35,042,826 votes. The holders of Class A common stock and Class B common stock voted together as a single class on all matters presented at the Annual Meeting, except that the holders of Class A common stock voted exclusively and as a separate class on the election of the Class A nominees for director (Kevin Costello, Lisa Hook and David Karnstedt) and that Fifth Third Bank, as the sole holder of all of the outstanding Class B common stock, voted exclusively and as a separate class on the election of the Class B nominee for director (Lars Anderson).
The final voting results were as follows:
1. Election of four Class II directors:

Director	For	Withhold	Broker Non-Votes
Kevin Costello	142,676,774	1,630,085	4,066,398
Lisa Hook	143,710,437	596,422	4,066,398
David Karnstedt	143,724,407	582,452	4,066,398
Lars Anderson	35,042,826	0	0
2. Advisory approval of the compensation of Vantiv’s named executive officers:

For:	175,942,806
Against:	2,982,292
Abstain:	424,587
Broker Non-Votes:	4,066,398

3. Ratification of the appointment of Deloitte & Touche LLP as Vantiv’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

For:	182,400,728
Against:	993,548
Abstain:	21,807
Broker Non-Votes:	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: May 4, 2017	By:	/s/ NELSON F. GREENE
		Name:	Nelson F. Greene
		Title:	Chief Legal and Corporate Services Officer and Secretary

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